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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): JUNE 27, 2005
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                        COMMISSION FILE NUMBER 000-15862
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                                GVC VENTURE CORP.
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             (Exact name of registrant as specified in its charter)

                                    DELAWARE
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                 (State or other jurisdiction of incorporation)

                                   13-3018466
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                        (IRS Employer Identification No.)



   The Chrysler Building, 405 Lexington Avenue, Suite 2600, New York, NY 10174
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                    (Address of principal executive offices)


        Registrant's telephone number including area code: (212) 907-6610

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)





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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

          On June 27, 2005, the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, GVC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("MergerCo"), and Cougar Biotechnology, Inc., a Delaware corporation ("Cougar"), pursuant to which MergerCo is to merge with and into Cougar, with Cougar remaining as the surviving corporation and becoming a wholly owned subsidiary of the Company (the "Merger"). The following summary of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached to this Report as Exhibit 99.1 and is incorporated herein by reference.

          Cougar is a development stage biopharmaceutical company based in Los Angeles, California that in-licenses and develops novel therapeutics for the treatment of cancer. Cougar's strategy is to license technologies that have previously been tested in clinical trials, enabling Cougar to obtain an initial indication of the drug's safety and biological activity in humans before committing capital to the drug's development. Cougar does not conduct any drug discovery activities and limits its involvement with preclinical research activity. Cougar currently owns the rights to two clinical stage oncology drug candidates, including its lead product candidate CB7630 (abiraterone acetate), which is being developed to treat prostate cancer.

          Pursuant to the Merger Agreement, the Company is to issue to the stockholders of Cougar a number of shares of the Company's capital stock under a formula contained in the Merger Agreement that is expected to result, upon completion of the Merger, in Cougar's stockholders owning between approximately 96% and 98% of the Company's issued and outstanding common stock on a fully-diluted basis (assuming the exercise or conversion of all options, warrants and other rights to acquire common stock), the exact percentage to be determined based upon the number of issued and outstanding shares of capital stock (on a fully-diluted basis) of Cougar immediately prior to the Effective Time of the Merger. At the Effective Time of the Merger (the "Effective Time"), each issued and outstanding share of Cougar preferred stock and common stock will convert into and be exchangeable for a fraction of a fully paid and non-assessable share of the Company's to be newly-designated Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Shares"), and Series B Preferred Stock, par value $.01 per share (the "Series B Preferred Shares"), respectively, under a formula contained in the Merger Agreement. The Series A Preferred Shares and Series B Preferred Shares will collectively possess, upon issuance, between approximately 96% and 98% of the voting power in all matters submitted to stockholders. The Series A Preferred Shares are not convertible into shares of the Company's common stock until the Company's authorized shares have been increased, as discussed below. The Series B Preferred Shares will automatically convert into common stock of the Company upon such increase to the Company's authorized shares.

          The consummation of the Merger is subject to certain conditions set forth in the Merger Agreement including, among other things, the continued accuracy of each party's representations and warranties contained in the Merger Agreement, compliance with each party's covenants and the approval of Cougar's stockholders. While either party has the right to terminate the Merger Agreement if a closing does not occur by July 31, 2005, Cougar may extend the Merger



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Agreement  for up to a maximum of five months by paying the  Company  $5,000 for each month such termination date is extended.

          All outstanding warrants, options and other rights to purchase or acquire shares of Cougar common stock outstanding immediately prior to the Effective Time of the Merger will convert to the right to purchase the same number of shares of Series B Preferred Shares on the same basis of conversion as will pertain to Cougar common stock; provided that the exercise price per share of Series B Preferred Shares under each such converted warrant or right will be equal to the quotient obtained by dividing the exercise price per share of Cougar common stock under each outstanding Cougar warrant or right by the applicable Exchange Ratio.

         Following the Merger, the Company intends to promptly seek stockholder approval to amend its Certificate of Incorporation to (a) increase the number of authorized shares of the Company's common stock so as to enable the conversion of the Preferred Shares to the Company's common stock in accordance with the terms of the Merger Agreement and (b) effectuate a significant reverse split of the Company's common stock, the exact number to be determined by new directors of the Company.

         The Merger Agreement also provides that, at the effective time of the Merger, the board of directors of the Company will take the following action, to be effective upon completion of the Merger: (i) increase the size of the board of directors of the Company to eight (8) persons; (ii) elect to the board of directors five designees of Cougar immediately following which Bernard Zimmerman, Gordon Banks, and Conrad J. Gunther, Jr., the present directors of the Company, will resign from the board of directors so that the five designees of Cougar will constitute the entire board of the Company; and (iii) the existing officers of Cougar will be elected as the Company's officers and the officers of the Company immediately prior to the effective time of the Merger will resign their respective offices.

          Cougar has advised the Company that it expects that, following the Effective Time of the Merger, the directors and officers are:

NAME                               AGE     POSITIONS
----                               ---     ---------

Arie Belldegrun, M.D...........    54      Director and Chairman of Scientific
                                           Advisory Board
Lindsay A. Rosenwald, M.D......    49      Director
Alan H. Auerbach...............    35      Director, Chief Executive Officer and
                                           President
David M. Tanen.................    33      Director
Harold J. Meyers...............    72      Director
Gloria T. Lee, M.D.............    54      Vice President, Clinical Research and
                                           Development
Charles R. Eyler...............    57      Vice President, Finance

         ARIE BELLDEGRUN, M.D., FACS, joined Cougar Biotechnology, Inc. in December 2003 as a director and Chairman of the Scientific Advisory Board. Dr. Belldegrun is Chief of the Division of Urologic Oncology and holds the Roy and Carol Doumani Chair in Urologic Oncology at the David Geffen School of Medicine at the University of California, Los Angeles (UCLA). He is also the Founder of Agensys, Inc., a privately held biotechnology company focused on the development of fully human monoclonal antibodies to treat solid tumor cancers



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based on  Agensys'  proprietary  targets.  Dr.  Belldegrun  served  as  founding
Chairman of Agensys from 1997-2002 and currently serves on Agensys' Board of Directors and as a consultant. Dr. Belldegrun completed his M.D. at the Hebrew University Hadassah Medical School in Jerusalem, his post graduate fellowship at the Weizmann Institute of Science and his residency in Urological Oncology at Harvard Medical School. Prior to UCLA, Dr. Belldegrun was at the National Cancer Institute/NIH as a research fellow in surgical oncology under Steven A. Rosenberg, M.D., Ph.D. He is certified by the American Board of Urology and is a Fellow of the American College of Surgeons.

         LINDSAY A. ROSENWALD, M.D., has served on Cougar's Board of Directors since May 2003. Dr. Rosenwald has served as Chairman of Paramount Capital, Inc. since 1992, Chairman of Paramount Capital Investments LLC, a merchant and investment bank, since 1995, and Chairman of Paramount Capital Asset Management, Inc. since 1994. Since March 2000, Dr. Rosenwald has served as a director of Keryx Biopharmaceuticals, Inc. Dr. Rosenwald received his B.S. in Finance from Pennsylvania State University and his M.D. from the Temple University School of Medicine

         ALAN H. AUERBACH joined Cougar Biotechnology, Inc. in May 2003 as Chief Executive Officer, President and a director. From June 1998 to April 2003, Mr. Auerbach was Vice President, Senior Research Analyst at Wells Fargo Securities where he was responsible for research coverage of small and middle capitalization biotechnology companies, with a focus on companies in the field of oncology. He had primary responsibility for technical, scientific and clinical due diligence as well as selection of biotechnology companies followed by Wells Fargo Securities. From August 1997 to May 1998, Mr. Auerbach was Vice President, Research Analyst at the Seidler Companies, Inc., where he was responsible for research coverage of small capitalization biotechnology companies. Prior to his work as a biotechnology analyst, Mr. Auerbach worked for Diagnostic Products Corporation, where he designed and implemented clinical trials in the field of oncology. Mr. Auerbach received his B.S. in biomedical engineering from Boston University and his M.S. in biomedical engineering from the University of Southern California.

         DAVID M. TANEN has been Secretary and a director of Cougar since its inception in May 2003. Since September 2004, Mr. Tanen has been a Partner at Two River Group Holdings, a New York, New York-based investment bank that he co-founded. From 1996 to August 2004, Mr. Tanen served as an associate director of Paramount Capital, where he has been involved in the founding of a number of biotechnology start-up companies. Since February 2003, Mr. Tanen has also served as a director of VioQuest Pharmaceuticals, Inc. (OTC: VQPH). Mr. Tanen is also a director of Manhattan Pharmaceuticals, Inc. (OTC: MHHT) since January, 2002, and also serves as an officer or director of several other privately held development-stage biotechnology companies. Mr. Tanen holds a law degree from Fordham University School of Law.

         HAROLD J. MEYERS has served on Cougar's Board of Directors since July 2003. Since 2003, Mr. Meyers served as the Senior Vice President of A.G. Edwards & Sons, Inc. From 1995 to 2003, he served as the Managing Director of Wells Fargo Investments (formerly Van Kasper & Company). Mr. Meyers' career encompasses over 45 years of professional experience in various aspects of the financial services industry, including being the founder of Los Angeles based H.J. Meyers and Company from 1982 to 1994. Mr. Meyers holds a B.S. from the University of Denver.



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         GLORIA T. LEE,  M.D.,  PH.D.,  has served as Cougar's  Vice  President,
Clinical Research and Development since November 2004. Prior to that, Dr. Lee was Senior Director, Clinical Development-Oncology at Chiron Corporation since August 2003. From 1999 to 2003, Dr. Lee was Senior Therapeutic Expert in Oncology at Hoffman La Roche. Dr Lee also served in a variety of clinical development positions at Rhone Poulenc Rorer (now Aventis) from 1994 through 1999 including the position of Associate Director of Medical Affairs where Dr. Lee was responsible for the clinical development of the anticancer drug Taxotere in breast cancer. Dr. Lee is a board certified medical oncologist and holds an M.D. from The University of Miami School of Medicine and a Ph.D. in molecular biology from Columbia University.

         CHARLES R. EYLER has served as Cougar's Vice President of Finance since September 2004. Prior to joining Cougar, Mr. Eyler served as Chief Financial Officer and Chief Operating Officer of Hayes Medical Inc from March 1999 to January 2004. Prior to Hayes Medical, Mr. Eyler held several financial positions including Director of Finance and Administration at Alphatec Manufacturing, Inc., Division Controller at JBL Scientific, Inc., Division Controller at Surgitek, Inc. and Financial Systems Director at Zimmer, Inc. Mr. Eyler received his BS from Drexel University and his MBA from Saint Francis College.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial statements of business acquired:

                  None.

         (b)      Pro forma financial information:

                  None.

         (c)      Exhibits:

                  2.1 Agreement and Plan of Merger (the "Merger Agreement") dated as of June 27, 2005 by and among the Company, GVC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("MergerCo"), and Cougar Biotechnology, Inc., a Delaware corporation ("Cougar").




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                                   SIGNATURES

         Pursuant to the requirements of Securities Exchange Act of 1934, the registrant had duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  June 28, 2005

                                        GVC VENTURE CORP.


                                        By: /s/ Bernard Zimmerman
                                            ------------------------------------
                                            Bernard Zimmerman
                                            Chairman of the Board of Directors,
                                            President, Chief Executive Officer
                                            and Treasurer






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                                  EXHIBIT INDEX
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Exhibit Number    Description
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*2.1              Agreement and Plan of Merger (the "Merger Agreement") dated as of June 27, 2005 by and among the Company, GVC Acquisition Corp., a Delaware corporation and wholly owned subsidiary of the Company ("MergerCo"), and Cougar Biotechnology, Inc., a Delaware corporation ("Cougar").




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